UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No.1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 30, 2014

ACORN ENERGY, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	0-19771	22-2786081
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

3903 Centerville Road, Wilmington, Delaware		19807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (302) 656-1707

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment on Form 8-K/A to the Current Report on Form 8-K filed by the Registrant on November 5, 2014 is being filed to provide the exhibits listed herein. The disclosure below is unchanged from the previously filed Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.

On October 30, 2014, Acorn Energy, Inc. (the “Company”) entered in a Placement Agent Agreement with Maxim Group LLC pursuant to which Maxim agreed to act as the Company’s exclusive placement agent in connection with a proposed private placement of shares of the Company’s common stock and warrants exercisable for shares of the Company’s common stock.

On October 31, 2014, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with a private placement of its securities to certain accredited investors (the “Private Placement”) for aggregate gross proceeds of approximately $4.5 million (the net proceeds to the Company were approximately $4.0 million after offering expenses including placement agent fees).  Pursuant to the Purchase Agreement, the investors agreed to purchase (i) an aggregate of 4,285,714 shares of common stock of the Company at a price of $1.05 per share, and (ii) warrants to purchase an aggregate of 2,142,857 shares of common stock at an exercise price of $1.30 per share. The investors’ warrants will become exercisable six months after their issuance and remain exercisable for five years from the date they become exercisable. The consolidated closing bid price of the Company’s common stock on Nasdaq on October 30, 2014 was $1.26.

Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission within 30 days covering the possible resale from time to time in the future of the shares of common stock and shares of common stock underlying the warrants sold in the Private Placement.

The closing of the Private Placement occurred on November 5, 2014, at which time the Company received the net proceeds and issued the shares and warrants described above. At the closing, pursuant to the terms of the Placement Agent Agreement, Maxim received a cash fee equal to 8.0% of the aggregate gross proceeds received from the investors in the Private Placement and five-year warrants to purchase 214,285 shares of the Company’s common stock, representing 5.0% of the number of shares sold in the Private Placement, at an exercise price of $1.26 per share. Maxim’s warrants are non-exercisable for six months from the date of the closing.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which disclosures are incorporated herein by reference.  The issuance of shares of common stock and warrants was completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, as amended.  Each of the investors represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

4.01 Form of placement agent warrant

4.02 Form of investor warrant

4.03 Registration Rights Agreement, dated as of October 31, 2014

10.1 Placement Agent Agreement, dated as of October 30, 2014

10.2 Form of Lockup Agreement

10.3 Securities Purchase Agreement, dated as of October 31, 2014

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 5th day of November, 2014.

ACORN ENERGY, INC.

By:	/s/Michael Barth
Name:	Michael Barth
Title:	Chief Financial Officer

4